                                                              EXHIBIT 99.B8(a)

                               CUSTODY AGREEMENT

               AGREEMENT, made the 1st day of March, 1995 by and between Kemper Global Income Fund, a Massachusetts business trust having its principal place of business at 120 South LaSalle Street, Chicago, Illinois 60603 ("Fund") and Investors Fiduciary Trust Company, a trust company organized and existing under the laws of Missouri, having its principal place of business at Kansas City, Missouri ("Custodian").

               WHEREAS, Fund wants to appoint Investors Fiduciary Trust Company as Custodian to have custody of a portion of Fund's portfolio securities and monies pursuant to this Agreement; and, for purposes related to its foreign investments held outside the United States, Fund wants another custodian to have custody of the remainder of Fund's portfolio securities and monies pursuant to a separate agreement; and

               WHEREAS, Investors Fiduciary Trust Company wants to accept such appointment;

               NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

               1.   APPOINTMENT OF CUSTODIAN.

               Fund hereby constitutes and appoints Investors Fiduciary Trust Company as Custodian of Fund which is to include:

                    A. Custody of the securities and monies at any time owned by Fund and received by Custodian; and

                    B. Performing certain accounting and record keeping functions relating to its function as Custodian for Fund and each of its Portfolios.

               2.   DELIVERY OF CORPORATE DOCUMENTS.

               Fund has delivered or will deliver to Custodian prior to the effective date of this Agreement, copies of the following documents and all amendments or supplements thereto, properly certified or authenticated:

                    A. Resolutions of the Board of Trustees of Fund appointing Investors Fiduciary Trust Company as Custodian hereunder and approving the form of this Agreement; and

                    B. Resolutions of the Board of Trustees of Fund authorizing certain persons to give instructions on behalf of Fund to Custodian and authorizing Custodian to rely upon written instructions over their signatures.

               3.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

                    A.   Delivery of Assets

                    All Fund's securities and monies, except as permitted by
               the Investment Company Act of 1940 ("1940 Act"), will be delivered either to Custodian or to The Chase Manhattan Bank, N.A., pursuant to a separate custody agreement. Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, portfolio securities acquired by it and monies then owned by it except as permitted by the 1940 Act or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

                    B.   Safekeeping

                    Custodian will receive delivery of and keep safely the
               assets of Fund delivered to it from time to time. Custodian will not deliver any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of this Agreement. Custodian shall be responsible only for the monies and securities of Fund held directly by it or its nominees or sub-custodian under this Agreement; provided that Custodian's responsibility for any sub-custodian appointed at the Fund's direction for purposes of
               (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or sub-custodian; or (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities ("special sub-custodian") shall be further limited as set forth in this Agreement. Custodian may participate directly or indirectly through a sub-custodian in the Depository Trust Company, the Treasury/Federal Reserve Book Entry System, the Participants Trust Company and any other securities depository approved by the Board of Trustees of the Fund, subject to compliance with the provisions of Rule 17f-4 under the 1940 Act including, without limitation, the specific provisions of subsections (a) (1) through (d) (4) thereof.

                    C.   Registration of Securities

                    Custodian will hold stocks and other registerable portfolio securities of Fund registered in the name of Fund or in the name of any nominee of Custodian for whose fidelity and liabilities Custodian shall be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee.

                     D.  Exchange of Securities

                    Upon receipt of instructions, Custodian will exchange, or
               cause to be exchanged, portfolio securities held by it for the account of Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefore, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

                    E.   Purchases or Sales of Investments of Fund

                    Fund shall, on each business day on which a purchase or
               sale of a portfolio security shall be made by it, deliver to Custodian instructions which shall specify with respect to each such transaction:

               (1)  The name of the issuer and description of the security;

               (2) The number of shares or the principal amount purchased or sold, and accrued interest, if any;

               (3)  The trade date;

               (4)  The settlement date;

               (5) The date when the securities sold were purchased by Fund or other information identifying the securities sold and to be delivered;

               (6) The price per unit and the brokerage commission, taxes and other expenses in connection with the transaction;

               (7) The total amount payable or receivable upon such transaction; and

               (8) The name of the person from whom or the broker or dealer through whom the transaction was made.

               In accordance with such purchase instructions, Custodian shall pay for out of monies held for the account of Fund, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased by or for the account of Fund. Such payment shall be made only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian.

               In accordance with such sales instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as shall be satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

                    F.   Purchases or Sales of Options and Futures
                         Transactions

                    Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

               (1)  Securities Options

                    (a) The underlying security;
                    (b) The price at which purchased or sold;
                    (c) The expiration date;
                    (d) The number of contracts;
                    (e) The exercise price;
                    (f) Whether opening, exercising, expiring or closing
                        the transaction;
                    (g) Whether the transaction involves a put or call;
                    (h) Whether the option is written or purchased;
                    (i) Market on which option traded; and
                    (j) Name and address of the broker or dealer through
                        whom the sale or purchase was made.

               (2)  Options on Indices

                    (a)  The index;
                    (b) The price at which purchased or sold;
                    (c) The exercise price;
                    (d) The premium;
                    (e) The multiple;
                    (f) The expiration date;
                    (g) Whether the transaction is an opening, exercising,
                        expiring or closing transaction;
                    (h) Whether the transaction involves a put or call;
                    (i) Whether the option is written or purchased; and
                    (j) Name and address of the broker or dealer through
                        whom the sale or purchase was made.

               (3)  Securities Index Futures Transactions

                    (a) The last trading date specified in the contract and, when available, the closing level, thereof;
                    (b) The index level on the date the contract is entered into;
                    (c)  The multiple;
                    (d)  Any margin requirements;
                    (e) The need for a segregated margin account (in addition to instructions; and, if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated into this Custody
                         Agreement); and
                    (f) The name and address of the futures commission merchant through whom the sale or purchase was made.

               (4)  Options on Index Futures Contracts

                    (a) The underlying index futures contract;
                    (b) The premium;
                    (c) The expiration date;
                    (d) The number of options;
                    (e) The exercise price;
                    (f) Whether the transaction involves an opening,
                        exercising, expiring or closing transaction;
                    (g) Whether the transaction involves a put or call;
                    (h) Whether the option is written or purchased; and
                    (i) The market on which the option is traded.

                    G.   Securities Pledged to Secure Loans

                    (1) Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to cure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

                    (2) Upon receipt of instructions, Custodian will release
               securities held in custody to the borrower designated in such instructions; provided, however, that the securities shall be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

                    H.   Routine Matters

                    Custodian will, in general, attend to all routine and
               mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Board of Trustees of Fund.

                    I.   Demand Deposit Account

                    Custodian will open and maintain a demand deposit account
               or accounts in the name of Custodian, subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of Fund shall be deposited in said account or accounts.

                    When properly authorized by a resolution of the Board of
               Trustees of Fund, Custodian may open and maintain an additional demand deposit account or accounts in such other banks or trust companies as may be designated in such resolution, such accounts, however, to be in the name of Custodian and subject only to its draft or order.

                    J.   Income and Other Payments to Fund

                    Custodian will:

                    (1) collect, claim and receive and deposit for the account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of Fund with such income on the payable date;

                    (2) execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

                    (3) take such other action as may be necessary or proper in connection with:

                    (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

                    (1) all coupons and other income items requiring presentation;

                    (2) all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and

                    (b) the endorsement for collection, in the name of Fund, of all checks, drafts or other negotiable instruments.

                    Custodian, however, shall not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of Fund on the last trade date prior to the date of expiration of such rights.

                    K.   Payment of Dividends and Other Distributions

                    On the declaration of any dividend or other distribution on the shares of beneficial interest of any Portfolio ("Portfolio Shares") by the Board of Trustees of

               Fund, Fund shall deliver to Custodian instructions with respect thereto, including a copy of the Resolution of said Board of Trustees certified by the Secretary or an Assistant Secretary of Fund wherein there shall be set forth the record date as of which shareholders are entitled to receive such dividend or distribution, and the amount payable per share on such dividend or distribution.

                    On the date specified in such Resolution for the payment of such dividend or other distribution, Custodian shall pay out of the monies held for the account of Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Portfolio Shares issued and outstanding on the record date established by such Resolution.

                    L.   Portfolio Shares Purchased by Fund

                    Whenever any Portfolio Shares are purchased by Fund, Fund
               or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the custody account of Fund and either deposit the same in the account maintained for the purpose of paying for the purchase of Portfolio Shares or deliver the same in accordance with such advice.

                    M.   Portfolio Shares Purchased from Fund

                    Whenever Portfolio Shares are purchased from Fund, Fund
               will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

                    N.   Proxies and Notices

                    Custodian will promptly deliver or mail to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee shall exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

                    O.   Disbursements

                    Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, variation margin, dividend disbursements, taxes, management fees, administration-distribution fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

                    P.   Books, Records and Accounts

                    Custodian acknowledges that all the records it shall
               prepare and maintain pursuant to this Agreement shall be the property of Fund and that upon request of Fund it shall make Fund's records available to it, along with such other information and data as are reasonably requested by Fund, for inspection, audit or copying, or turn said records over to Fund.

                    Custodian shall, within a reasonable time, render to Fund
               as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the account of Fund during said day. Custodian shall, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for Fund under this Agreement, and Custodian shall maintain such books and records as are necessary to enable it do so and shall permit such persons as are authorized by Fund, including Fund's independent public accountants, to examine such records or to confirm the contents of such records; and, if demanded, shall permit federal and state regulatory agencies to examine said securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian shall instruct any sub-custodian to permit such persons as are authorized by Fund to examine the books, records and securities held by such sub-custodian which relate to Fund.

                    Q.   Appointment of Sub-Custodian

                    Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as sub-custodians as may be approved by resolutions of Fund's Board of Trustees, evidenced by a copy thereof certified by the Secretary or Assistant Secretary of Fund. Any sub-custodian must have the qualifications required for custodians under the 1940 Act unless exempted therefrom. Any sub-custodian may participate directly or indirectly in the Depository Trust Company, the Treasury/Reserve Book Entry System, the Participants Trust Company and any other securities depository approved by the Board of Trustees of the Fund to the same extent and subject to the same conditions as provided hereunder. Neither Custodian nor sub-custodian shall be entitled to reimbursement by Fund for any fees or expenses of any sub-custodian; provided that Custodian shall not be liable for, and Fund shall hold Custodian harmless from, the expenses of any special sub-custodian. The appointment of a sub-custodian shall not relieve Custodian of any of its obligations hereunder; provided that Custodian shall be responsible to Fund for any loss, damage, or expense suffered or incurred by Fund resulting from the actions or omissions of a special sub-custodian only to the extent the special sub-custodian is liable to Custodian.

                    R.   Multiple Portfolios

                    If Fund shall issue shares of more than one Portfolio
               during the term hereof, Custodian agrees that all securities and other assets of Fund shall be segregated by Portfolio and all books and records, account values or actions shall be maintained, held, made or taken, as the case may be, separately for each Portfolio.

                    S.   Other Custodian

                    Pursuant to instructions, Custodian will transmit
               securities and moneys of Fund to The Chase Manhattan Bank, N.A., as custodian for Fund.

               4.   INSTRUCTIONS.

                    A. The term "instructions", as used herein, means written
               or oral instructions to Custodian from an authorized person of Fund. Certified copies of resolutions of the Board of Trustees of Fund naming one or more persons authorized to give instructions in the name and on behalf of Fund may be received and accepted by Custodian as conclusive evidence of the authority of any person so to act and may be considered to be in full force and effect (and Custodian shall be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution authorizing any person to give instructions specifically requires that the approval of anyone else shall first have been obtained, Custodian shall be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 4, no authorizations or instructions received by Custodian from Fund shall be deemed to authorize or permit any trustee, officer, employee, or agent of Fund to withdraw any of the securities or monies of Fund upon the mere receipt of instructions from such trustee, officer, employee or agent.

                    B. No later than the next business day immediately
               following each oral instruction referred to herein, Fund shall give Custodian written confirmation of each such oral instruction. Either party may electronically record any oral instruction whether given in person or via telephone.

               5.   LIMITATION OF LIABILITY OF CUSTODIAN

                    A. Custodian shall hold harmless and indemnify Fund from
               and against any loss or liability arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, willful misconduct, or bad faith. Custodian may request and obtain the advice and opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion.

                    B. If Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

                    C. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

                    D. Custodian shall be protected in acting as custodian
               hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by Fund's President, or other officer specifically authorized for such purpose.

                    E. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                         (1) The validity of the issue of any securities
                    purchased by or for Fund, the legality of the purchase thereof or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;

                         (2) The legality of the sales of any securities by or for Fund, or the propriety of the amount paid therefor;

                         (3) The legality of the issue or sale of any shares of Fund, or the sufficiency of the amount to be received therefor;

                         (4) The legality of the purchase of any shares of Fund, or the propriety of the amount to be paid therefor; or

                         (5) The legality of the declaration of any dividend by
                    Fund, or the legality of the issue of any shares of Fund in payment of any share dividend.

                    F. Custodian shall not be liable for, or considered to be
               the custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

                    G. Subject to the obligations of Custodian under Section
               3.B. hereof, Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, misconduct or bad faith on the part of Custodian.

                    H. Custodian or any sub-custodian shall provide Fund for its approval by its Board of Trustees agreements with banks or trust companies which will act as sub-custodian for Fund pursuant to this Agreement; and, as set forth in

               Section 3.B hereof, Custodian shall be responsible for the monies and securities of the Fund held by it or its nominees or sub-custodians under this Agreement, but not for monies and securities of the Fund held by any special sub-custodian except to the extent the special sub-custodian is liable to Custodian.

               6.   COMPENSATION.

               Fund shall pay to Custodian such compensation at such times as may from time to time be agreed upon in writing by Custodian and Fund. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian shall also be entitled, notwithstanding the provisions of Sections 5B or 5C hereof, to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability or expense for which it shall be entitled to reimbursement under the provisions of this Agreement. Custodian shall not be entitled to reimbursement by Fund for any loss or expenses of any sub-custodian; provided that Custodian shall not be liable for, and Fund shall hold Custodian harmless from, the expenses of any special sub-custodian.

               7.   TERMINATION.

               Either party to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than sixty (60) days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, Fund shall pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund shall use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of Fund vote to have the securities, funds and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodian as set forth in the Bylaws of Fund, the Board of Trustees of Fund shall, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian shall, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, and all funds and other properties of Fund deposited with or held by Custodian hereunder, and shall cooperate in effecting changes in book-entries at the Depository Trust Company, the Treasury/Federal Reserve Book-Entry System, the Participants Trust Company and any other securities depository holding assets of the Fund. In the event no such vote has been adopted by the shareholders of Fund and no written order designating a successor custodian shall have been delivered to Custodian on or before the date when such termination shall become effective, then Custodian shall deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the Bylaws of Fund and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon either such delivery to a successor custodian, Custodian shall have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company shall be the successor custodian under this Agreement and shall be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund shall be liquidated or shall function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of Fund which shall be permitted by the 1940 Act and Fund's Agreement and Declaration of Trust and Bylaws then in effect. Except as otherwise provided herein, neither this Agreement nor any portion thereof may be assigned by Custodian without the consent of Fund, authorized or approved by a resolution of its Board of Trustees.

               8.   NOTICES.

               Notices, requests, instructions and other writings received by Fund at 120 South LaSalle Street, Chicago, Illinois 60603 or at such other address as Fund may have designated by certified resolution of the Board of Trustees to Custodian and notices, requests, instructions and other writings received by Custodian at its offices at 21 West 10th Street, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, shall be deemed to have been properly given hereunder.

               9.   MISCELLANEOUS.

                    A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of the State of Missouri (except as to Section 9.H. hereof which shall be governed in accordance with the laws of The Commonwealth of Massachusetts).

                    B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

                    C. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

                    D. The captions in this Agreement are included for
               convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                    E. This Agreement shall become effective at the close of business on the date hereof.

                    F. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                    G. If any part, term or provision of this Agreement is by
               the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                    H. All parties hereto are expressly put on notice of Fund's
               Agreement and Declaration of Trust, which is on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of Fund by its representatives as such representatives and not individually, and the obligations of Fund hereunder are not binding upon any of the Trustees, officers or shareholders of Fund individually but are binding upon only the assets and property of Fund. With respect to any claim by Custodian for recovery of that portion of the compensation (or any other liability of Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, Custodian shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

                    I. This Agreement, together with the Fee Schedule, is the
               entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers.


                                        KEMPER GLOBAL INCOME FUND

                                        By:  /s/ John E. Peters
                                           ------------------------------
                                        Title:  Vice President
                                              ---------------------------

          Attest:  /s/ Philip J. Collora
                 -----------------------
          Title:  Secretary
                ------------------------


                                        INVESTORS FIDUCIARY TRUST COMPANY

                                        By:  /s/ Joseph F. Smith
                                           ------------------------------
                                        Title:  E. V. P.
                                              ---------------------------


          Attest:  /s/ Marvin Rau
                 -----------------------
          Title:  Secretary
                ------------------------